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                                                                    EXHIBIT 99.2

                                                                 [POWERTEL LOGO]

                                                                    NEWS RELEASE

CONTACT                                                    FOR IMMEDIATE RELEASE

KEVIN INDA
POWERTEL, INC.
706-634-1218
KINDA@POWERTEL.COM

                        POWERTEL DECLARES STOCK DIVIDEND

         WEST POINT, GA (MARCH 13, 2001) - Powertel, Inc. (Nasdaq/NM: PTEL), a leading wireless personal communications service (PCS) provider serving the southeastern United States, today announced that it will pay a stock dividend of
0.0075 of a Powertel common share for each Powertel common share outstanding. The dividend will be paid on April 6, 2001, to shareholders of record on March 23, 2001.

         Powertel, Inc. provides 100 percent digital PCS wireless services in its licensed service area in 12 states in the Southeast - one of the largest contiguous PCS networks in the southeastern United States. Through its affiliation with other GSM carriers, Powertel's coverage extends across the United States to most major cities and into much of Canada to a population of more than 260 million people. Powertel's core markets are in 34 southeastern metropolitan areas and along the major highway corridors that connect them. Athens, Atlanta, Augusta, Columbus, Birmingham, Chattanooga, Jackson, Jacksonville, Knoxville, Lexington, Louisville, Macon, Memphis, Nashville and Savannah are among the municipalities in Powertel's licensed service area, which has a population of more than 25 million people. For more information on Powertel and its products and services, visit the company on its web site at: http://www.powertel.com

         Powertel is a member of The GSM Alliance, L.L.C., a consortium of U.S. and Canadian digital wireless PCS carriers, which helps provide seamless wireless communications for its customers, whether in North America in 6,000 U.S. and Canadian cities and towns, or abroad. Using Global System for Mobile
(GSM) communications, GSM companies provide superior voice clarity, unparalleled security and leading-edge wireless voice, data and fax features for customers. In North America, more than seven million customers are using GSM service in 48 U.S. States, the District of Columbia, and seven Canadian Provinces, including virtually all the top 25 markets in North America. For more information on the GSM Alliance, visit its web site: www.gsm-pcs.org.


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This press release contains forward-looking statements and estimates. These statements appear in a number of places in this press release and include all statements which are not historical facts and which relate to our intent, belief or current expectations with respect to, among other things, our future subscriber and revenue growth, our prospects, the proposed transactions with Deutsche Telekom and VoiceStream and the acquisition of the DiGiPH PCS assets. Words and phrases such as "will," "believe," "intend," "expect," "plan" and "on track" identify such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in these forward-looking statements as a result of: (i) the fact that the closing of the transactions described herein is subject to regulatory approvals and certain other closing conditions, which may not be obtained or met; (ii) the performance of the DiGiPH assets and competitive pressures in the DiGiPH markets; (iii) risks associated with the selection of our PCS digital protocol and PCS system implementation, competitive factors and pricing pressures, general economic conditions, the failure of the market demand for our products and services to be commensurate with our management's expectations or past experience, our ability to minimize churn of existing subscribers and the impact of present or future laws and regulations on our business; and (iv) those factors discussed in detail in our previous filings with the Securities and Exchange Commission, including the "Risk Factors" section of our Registration Statement on Form S-3 (Registration Number (333-84951)), as declared effective by the Securities and Exchange Commission on September 24, 1999.

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